STONE RIDGE TRUST II

STONE RIDGE TRUST IV

STONE RIDGE TRUST V

SUPPLEMENT DATED NOVEMBER 8, 2024

TO THE

PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION OF EACH OF THE FOLLOWING FUNDS

(EACH A “FUND” AND TOGETHER THE “FUNDS”)

Fund	Prospectus and Statement of Additional Information Dated
Stone Ridge Reinsurance Risk Premium Interval Fund	March 1, 2024
Stone Ridge Post-Event Reinsurance Fund	March 1, 2024
Stone Ridge Alternative Lending Risk Premium Fund	July 1, 2024

Effective November 4, 2024, Foreside Financial Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group), has replaced ALPS Distributors, Inc. as the distributor of each Fund. Accordingly, all references to “ALPS Distributors, Inc.” are deleted and replaced with references to “Foreside Financial Services, LLC” and all references to the “Distributor” are deemed to be references to Foreside Financial Services, LLC. Foreside Financial Services, LLC’s address is Three Canal Plaza, Suite 100, Portland, Maine 04101. The Adviser pays fees to the Distributor as compensation for the services it renders.

Please Retain This Supplement for Future Reference